Contact:
Noel Ryan III
Lambert, Edwards & Associates, Inc.
616-233-0500 / aacc@lambert-edwards.com

Asset Acceptance Capital Corp. Acquires Premium Asset Recovery Corp.
Acquisition Bolsters Expertise In Charged-Off Consumer Medical Receivables

Warren, Mich., Apr. 28, 2006 — Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced the acquisition of privately held Premium Asset Recovery Corporation (PARC) of Deerfield Beach, Florida.

Founded in 1997, PARC is a recognized leader in the charged-off consumer medical debt purchasing and collection industry. Since its inception, PARC has acquired portfolios with an aggregate face value in excess of $1.3 billion, of which approximately $1 billion is charged-off medical debt. With nearly a decade of experience in the medical debt markets, the PARC team is anticipated to enhance Asset Acceptance’s expertise in charged-off consumer medical receivables, a small but growing opportunity.

“The acquisition of PARC is a strategic and cultural fit for Asset Acceptance” said Brad Bradley, chairman, president and CEO of Asset Acceptance Capital Corp. “By combining Asset’s years of broad-based purchasing expertise and robust capital structure with PARC’s team of proven medical debt specialists, we believe this acquisition will allow us to further establish our presence in a rapidly growing niche and provide Asset with a solid platform to work toward becoming a market leader.”

Under the terms of the agreement, Asset Acceptance will pay approximately $16.5 million in cash for 100 percent of the outstanding capital stock of PARC and related agreements, together with the assumption of certain outstanding indebtedness and costs associated with the acquisition.

“As a pioneer in the purchase of non-traditional asset classes, we view this acquisition as a natural progression for Asset Acceptance, in accordance with our stated objective of measured, profitable growth. With a strong balance sheet, no debt and more than $50 million in cash as of December 31, 2005, we took full advantage of the liquidity available to us to add additional expertise and continue PARC’s track record of growth,” said Mark A. Redman, vice president of finance and CFO of Asset Acceptance.

Chris Conway, President of Premium Asset Recovery Corporation, concluded: “As a member of the Asset family, we now have the financial resources to be increasingly opportunistic in the purchase of charged-off medical receivables. The team at PARC has long respected Asset as an experienced industry leader that, while significantly larger than us, shares many of the same cultural attributes. We look forward to being a part of Asset’s long term growth strategy.”

Asset Acceptance will address the PARC acquisition further on its first quarter earnings call scheduled for 10:00AM, Thursday, May 4, 2006.

About Asset Acceptance Capital Corp.
For more than 40 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement
This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, at the time such statements were made, with respect to the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. In addition, words such as “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the Company has little or no experience, integration and operations of newly acquired businesses, and additional factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission on Form 10-K and 10-Q and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward- looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements. In addition to the foregoing, several Risk Factors are discussed in the Company’s most recently filed Annual Report on Form 10-K and other SEC filings, in each case under the section titled “Forward Looking Statements” or similar headings and those discussions regarding risk factors as well as the discussion of forward looking statements in such sections are incorporated herein by reference.